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                                                                    EXHIBIT 99.1

                            R&B FALCON CORPORATION
                               AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in millions)


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
                                                         12/31/2000   12/31/1999
                                                         ----------   ----------
ASSETS:
  Cash, cash equivalents and short-term investments       $  377.5     $  717.0
     Less cash dedicated to capital projects*                (19.5)      (160.4)
  Other current assets                                       401.9        316.3
  Net property and equipment                               3,798.0      3,635.2
  Other assets                                               237.3        413.8
                                                          --------     --------
TOTAL ASSETS                                              $4,795.2     $4,921.9
                                                          ========     ========


LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current liabilities                                     $  320.6     $  358.6
  Long-term obligations                                    2,891.8      2,933.4
  Other noncurrent liabilities                               125.5         92.9
  Minority interest                                           81.8         56.6
  Preferred stock                                                -        276.0
  Stockholders' equity                                     1,375.5      1,204.4
                                                          --------     --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $4,795.2     $4,921.9
                                                          ========     ========
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*Classified as other assets